AMENDMENT NUMBER FOUR TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT


     THIS AMENDMENT NUMBER FOUR TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of December 27, 2002, is entered among AVADO BRANDS, INC., a Georgia corporation ("Borrower"), each of the lenders that from time to time is a party hereto (such lenders, each individually a "Lender" and collectively, the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as administrative agent for the Lender Group (in such capacity, together with its successors in accordance with the Transferee Side Letter, if any, in such capacity, "Administrative Agent"), and ABLECO FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lender Group (in such capacity, together with its successors in accordance with the Transferee Side Letter, if any, in such capacity, the "Collateral Agent"; Administrative Agent, Collateral Agent and the Lenders, individually and collectively, the "Lender Group"), in light of the following:

                               W I T N E S S E T H

     WHEREAS, Borrower, the Lenders, Administrative Agent, and Collateral Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of March 20, 2002, as amended by that certain Amendment Number One to Second Amended and Restated Credit Agreement dated as of June 4, 2002, as amended by that certain Amendment Number Two to Second Amended and Restated Credit Agreement dated as of September 23, 2002, and as amended by that certain Amendment Number Three to Second Amended and Restated Credit Agreement dated as of November 11, 2002 (as amended, restated, supplemented, or modified from time to time, the "Credit Agreement");

     WHEREAS, Borrower has informed the Lender Group that Borrower is not in compliance with (a) the Senior Debt to EBITDA Ratio financial covenants set forth in Section 6.03(a) of the Credit Agreement for the trailing twelve month periods ending on October 31, 2002 and November 30, 2002, respectively, and (b) the EBITDA financial covenants set forth in Section 6.03(d) of the Credit Agreement for the trailing twelve month periods ending on September 30, 2002, October 31, 2002, and November 30, 2002, respectively (collectively, the "Designated Events of Default");

     WHEREAS, Borrower has informed the Lender Group that (a) an Event of Default has occurred and is continuing pursuant to Section 8.01(h) of the Credit Agreement as a result of the occurrence and the continuance of an event of default under and as defined in the Sun Trust Master Lease Documents, and (b) Borrower anticipates that Borrower may not be in compliance with the covenant contained in Section 6.01(a)(ii) of the Credit Agreement as a result of the potential failure of Borrower to deliver to the Lender Group an audit opinion which satisfies each of the requirements set forth in Section 6.01(a)(ii) of the Credit Agreement (collectively, the "Specified Events of Default");

     WHEREAS, Borrower has requested that the Lender Group (a) consent to the amendment of the Credit Agreement as set forth herein, (b) waive the Designated Events of Default as set forth herein, and (c) forbear from exercising its remedies with respect to the Specified Events of Default as set forth herein; and

     WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to the amendment of the Credit Agreement, to so waive the Designated Events of Default, and to so forbear from exercising its remedies with respect to the Specified Events of Default, in each case on the terms set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, effective as of the Fourth Amendment Effective Date, as follows:

     1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

     2. AMENDMENT'S TO CREDIT AGREEMENT.

     (a) Section 1.01 of the Credit Agreement hereby is amended by adding the following defined terms in proper alphabetical order:

     "Fourth Amendment" means that certain Amendment Number Four to Second Amended and Restated Credit Agreement, dated as of December 27, 2002, among Borrower, Lenders, Administrative Agent, and Collateral Agent.

     "Fourth Amendment Effective Date" means the date, if ever, that all of the conditions set forth in Section 9 of the Fourth Amendment shall be satisfied (or waived by the Required Lenders in their sole discretion).

     "Specified Properties" means the Restaurants located at (a) 5485 East 82nd Street, Indianapolis, Indiana, (b) 1501 Airport Freeway, Bedford, Texas, and (c) 3801 50th Street, Lubbock, Texas.

     (b) Section 1.01 of the Credit Agreement hereby is amended by amending and restating each of the following definitions in their entirety as follows:

     "EBITDA" means,  with respect to any Person for any period,  the Net Income of such Person for such period, plus without duplication, the sum of the following amounts of such Person for such period and to the extent deducted in determining Net Income of such Person for such period: (A) Net Interest Expense,
(B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) Pre-Opening Costs, (F) restructuring charges, asset revaluation and other special charges, (G) extraordinary (on an after tax basis) or non-recurring losses, (H) net losses attributable to Dispositions, (I) all other non cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)), (J) items properly included the category entitled "Other Income (Expense), Net" in Borrower's financial statements (other than payments made to any limited partner of any Non-Wholly Owned Subsidiary), and which are properly excluded from the operating income of Borrower and its Subsidiaries, (K) expenses which were recorded during 2002 with respect to construction in process, in a maximum aggregate amount not to exceed $600,000, (L) expenses which were recorded during 2002 with respect to increases in self insurance reserves, in a maximum aggregate amount not to exceed $400,000, (M) the aggregate amount of all out of pocket payments made by Borrower to the crisis advisor described in Section 6(a) of the Fourth Amendment, in each case consistent with the past accounting practices of Borrower and its Subsidiaries, in all instances in (A) through (M) above, reducing Net Income, minus without duplication, the sum of the following amounts of such Person for such period and to the extent included in determining Net Income of such Person for such period: (W) extraordinary (on an after tax basis) or non-recurring gains, (X) net gains attributable to Dispositions, (Y) items properly included the category entitled "Other Income (Expense), Net" in Borrower's financial statements (other than payments made to any limited partner of any Non-Wholly Owned Subsidiary) and which are properly excluded from the operating income of Borrower and its Subsidiaries, in each case consistent with the past accounting practices of Borrower and its Subsidiaries, and (Z) all other non cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)), in all instances (W) through (Z) above, increasing Net Income, if any.

     "Permitted Deferred Taxes" means with respect to any date (each such date, a "Determination Date") (A) before the date that is 90 days after the Effective Date, taxes which are set forth on Schedule 5.01(k)(ii) in an aggregate outstanding amount as of such Determination Date which is not more than $9,741,000, (B) on and after the date that is 90 days after the Effective Date and before the date that is 180 days after the Effective Date, penalties with respect to sales taxes set forth on Schedule 5.01(k)(iii) in an aggregate outstanding amount as of such Determination Date which is not more than $2,100,000, other than sales taxes owed to the State of Michigan, (C) on and after the date that is 180 days after the Effective Date and before the date that is 330 days after the Effective Date, penalties with respect to sales taxes set forth on Schedule 5.01(k)(iii) and owed to the State of Michigan, in an aggregate outstanding amount as of such Determination Date which is not more than $600,000, and (D) as of any Determination Date, any other taxes, interest thereon and/or penalties in an aggregate outstanding amount as of such Determination Date which is not more than $250,000.

     "Senior Debt to EBITDA Ratio" means, for any period, the ratio of (a) the result of (i) the aggregate amount of all Obligations as of the last date of such period, minus (ii) the lesser of (A) $8,500,000, and (B) the then outstanding aggregate principal balance of the Term Loans (inclusive of the then extant Term Loan PIK Amount) to (b) Borrower's EBITDA for such period.

     "Tangible Net Worth" means, with respect to any Person at any time, (i) the sum of the following accounts (or their equivalents) set forth on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with
GAAP: the par or stated value of all outstanding Capital Stock, capital surplus, retained earnings (or less accumulated deficits), and, with respect to the Borrower, the TECONS, less (ii) all intangibles included on the asset side of such balance sheet, including, without limitation, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person and its Subsidiaries), patents, trademarks, trade names, copyrights and similar intangibles, plus (iii) $8,500,000 (to the extent deducted from the calculation of the amount described in clause (i) above).

     (c) Section 2.01(b)(ii)(II) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "(II) the difference between (A) the aggregate principal amount of the Term Loans which is outstanding as of such time (inclusive of the then extant Term Loan PIK Amount), and (B) the lesser of (X) $6,500,000, and (Y) the then outstanding aggregate principal balance of the Term Loans (inclusive of the then extant Term Loan PIK Amount),"

     (d) Section 2.01(c)(ii) of the Credit Agreement is hereby amended by deleting the word "3.50%" appearing in the first sentence thereof, and replacing such word with the word "7.50%".

     (e) Section 2.01(c)(ii) of the Credit Agreement is hereby amended by deleting the word "6.50%" appearing in the first sentence thereof, and replacing such word with the word "10.50%".

     (f) Section 2.04(a)(i) of the Credit Agreement is hereby amended by inserting the following phrase immediately preceding the period appearing at the end thereof:

     "; provided, however, that at no time shall any portion of the Term Loans bear interest on any day pursuant to this Section 2.04(a)(i) at a per annum rate less than 14.25%, and to the extent that such interest accrued on such day with respect to the Term Loans at the rate set forth in the first clause of this
Section 2.04(a)(i) would be less than the foregoing minimum rate, the interest rate chargeable under this Section 2.04(a)(i) with respect to the Term Loans for such day automatically shall be deemed increased to such minimum rate"

     (g) Section 2.04(a)(ii) of the Credit Agreement is hereby amended by inserting the following phrase immediately preceding the period appearing at the end thereof:

     "; provided, however, that at no time shall any portion of the Revolving Loans bear interest on any day pursuant to this Section 2.04(a)(ii) at a per annum rate less than 15.75%, and to the extent that such interest accrued on such day with respect to the Revolving Loans at the rate set forth in the first clause of this Section 2.04(a)(ii) would be less than the foregoing minimum rate, the interest rate chargeable under this Section 2.04(a)(ii) with respect to the Revolving Loans for such day automatically shall be deemed increased to such minimum rate"

     (h) Section 2.05(c)(v) of the Credit Agreement is hereby amended by (i) deleting the following phrase from such section: "and other than the proceeds (in an aggregate amount not to exceed $7,000,000) received from Dispositions set forth on Schedule 2.05(c)(v)" and replacing it with the following phrase: "and other than 50% of the Net Cash Proceeds received from Dispositions of any of the Specified Properties", (ii) deleting the phrase "(or, if such Term Loans have been paid in full, the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro-Rata Shares), in an amount equal to 100%" appearing in the first sentence of Section 2.05(c)(v), and replacing it with the phrase "(or, if the then outstanding principal balance of such Term Loans is less than or equal to $6,500,000, the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro-Rata Shares), in an amount equal to 100% (or in the case of a Disposition of any of the Specified Properties, 50%)", and (iii) deleting the phrase "(or, if such Term Loans have been paid in full, the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro-Rata Shares)," appearing in the second sentence of Section 2.05(c)(v) and replacing it with the phrase "(or, if the then outstanding principal balance of such Term Loans is less than or equal to $6,500,000, the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro-Rata Shares),".

     (i) Section 4.03(l) of the Credit Agreement is amended by deleting the number "300" appearing therein and replacing it with the number "330".

     (j) Section 6.02(c)(iii)(F) of the Credit Agreement is amended by deleting the phrase: "as a payment of the outstanding principal balance of the Revolving Loans" appearing at the end thereof, and replacing it with the following phrase:
"to be applied as set forth in Section 2.05(c)(v); provided, however, that in the case of a Disposition with respect to any of the Specified Properties, 50% of the Net Cash Proceeds of such Disposition shall be paid to Administrative Agent as a payment of the outstanding balance of the Revolving Loans."

     (k) Section 6.03(b) of the Credit Agreement is amended by deleting the phrase "at any time to be less than $20,000,000" and inserting the following language "on each date set forth below to be less than the amount set forth opposite such date:

          Applicable Date                            Tangible Net Worth
          ---------------                            ------------------

          December 29, 2002                          $6,666,000

          January 26, 2003                           ($642,000)

          February 23, 2003                          ($12,620,000)

          March 30, 2003                             ($12,834,000)

          April 27, 2003                             ($13,237,000)

          May 25, 2003                               ($13,566,000)"


     (l) Section 6.03(c) of the Credit Agreement is amended by deleting the table appearing at the end thereof and inserting the following table in lieu thereof:

    Trailing Twelve Fiscal Month Period Ending    Fixed Charge Coverage Ratio
    ------------------------------------------    ---------------------------

    December 29, 2002                                    0.54:1.00

    January 26, 2003                                     0.55:1.00

    February 23, 2003                                    0.54:1.00

    March 30, 2003                                       0.58:1.00

    April 27, 2003                                       0.62:1.00

    May 25, 2003                                         0.66:1.00

     (m) Section 6.03(d) of the Credit Agreement is amended by deleting the table appearing at the end thereof and inserting the following table in lieu thereof:

     Trailing Twelve Fiscal Month Period Ending       Borrower's EBITDA
     ------------------------------------------       -----------------

     December 31, 2002                                    $21,659,000

     January 26, 2003                                     $22,163,000

     February 23, 2003                                    $22,225,000

     March 30, 2003                                       $23,192,000

     April 27, 2003                                       $24,077,000

     May 25, 2003                                         $24,524,000

     (n) Section 6.03 of the Credit Agreement is hereby amended by inserting the following new Section 6.03(h) at the end thereof:

     "(h) Maximum Senior Debt. Permit the aggregate outstanding amount of all Obligations (inclusive of the then extant LC Exposure, but excluding the lesser of (A) $6,500,000, and (B) the then outstanding aggregate principal balance of the Term Loans (inclusive of the then extant Term Loan PIK Amount)) as of each date set forth below to be more than the amount set forth opposite such date:

          Date                                    Obligations
          ----                                    -----------

          January 26, 2003                        $50,000,000

          February 23, 2003                       $41,000,000

          March 30, 2003                          $31,000,000

          April 27, 2003                          $15,000,000

          May 25, 2003                            $0"

     3. WAIVER.

     Effective as of the Fourth Amendment Effective Date, the Lender Group hereby waives the Designated Events of Default. The waiver referenced herein is limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any other non-compliance with the Credit Agreement (as it may from time to time be amended), and shall not operate as a waiver or an amendment of any right, power or remedy of the Lender Group with respect to any Default or Event of Default other than the Designated Events of Default, nor, except as expressly set forth herein, as a consent to any further or other matter, under the Loan Documents.

     4. WAIVER FEE. Borrower hereby agrees to pay to Administrative Agent on the date of this Amendment, for the ratable benefit of the Lenders, a waiver fee, in the amount of $8,500,000 (the "Waiver Fee"), which Waiver Fee shall be paid in kind by being added to the principal balance of the Term Loans. Borrower hereby acknowledges and agrees that the Waiver Fee is fully earned and (except as expressly provided below) non-refundable on date of this Amendment, that such Waiver Fee constitutes an Obligation, and is in addition to any other fees payable by Borrower under the Credit Agreement or any other Loan Document. The foregoing to the contrary notwithstanding, if (and only if): (a) Borrower has irrevocably requested to the Lender Group in writing that all Commitments of the Lenders under the Credit Agreement be immediately terminated, provided, that the action contemplated by this clause (a) shall not require Borrower to repay the last $6,500,000 of the Term Loans, except to the extent that such payment is otherwise required by any of the other provisions of this Section 4, (b) Administrative Agent either receives (i) cash collateral in the amount of 105% of the then extant LC Exposure or (ii) one or more irrevocable letters of credit in favor of Foothill (or such other Person designated by Foothill) which is in form and substance reasonably satisfactory to Foothill, and which is issued by a financial institution which is reasonably acceptable to Foothill, (c) all other Obligations (including without limitation the success fee described in Section 4 of the Fee Letter but excluding $6,500,000 of the Term Loans) are paid in full in immediately available funds, in each case of clauses (a), (b) and (c), on or before April 27, 2003, and (d) the original Letters of Credit or LC Guaranties, as applicable, are returned to the Person who issued such Letters of Credit or LC Guaranties without being drawn, on or before May 25, 2003, then $6,500,000 of the Waiver Fee shall be refunded by reducing the principal balance of the Term Loans by $6,500,000 as of the date on which each of the actions described in clauses (a), (b), (c) and (d) have been fully performed; provided, however, that
(x) if the payment of any portion of the Obligations by Borrower or any of its Subsidiaries or the transfer by Borrower or such Subsidiary to the Lender Group of any property, in each case in excess of $10,000 in the aggregate, should for any reason subsequently be declared to be void or voidable whether pursuant to the Bankruptcy Code or comparable state law (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, then the liability of Borrower and the `Guarantors for the portion of the Waiver Fee that is refunded pursuant to this
Section 4 (if any) automatically shall be revived, reinstated, and restored as of the date on which such portion of the Waiver Fee was initially refunded, by (if such portion of the Waiver Fee was so refunded) increasing the principal balance of the Term Loans, effective as of such date, by $6,500,000; and (y) in no event shall any portion of the Waiver Fee be refunded unless (I) each of the actions described in clauses (a), (b), and (c) above are fully performed on or before April 27, 2003, and (II) the action described in clause (d) above is fully performed on or before May 25, 2003.

     5. FORBEARANCE AGREEMENT.

     (a) Borrower hereby acknowledges that as a result of the occurrence and continuance of the Specified Events of Default, the Lender Group has no further obligation to make Revolving Loans or Term Loans, issue Letter of Credit
Accommodations or otherwise extend credit to Borrower under the Credit Agreement. The fact that the Lender Group has in the past and may in the future make such extensions of credit to Borrower, and that the Lender Group's determination whether to make such extensions of credit may have been, and may continue to be, guided by the criteria set forth in the Credit Agreement concerning the Borrowing Base, Borrowing Base EBITDA, the Maximum Revolving Amount, the Maximum Term Loan Amount, the Maximum Amount, or in other sections of the Credit Agreement relating to such extensions of credit (including without limitation Section 2.01 of the Credit Agreement) shall not be construed as a waiver of any Default or Event of Default (other than the Designated Events of Default, but including without limitation the Specified Events of Default), or of the Lender Group's rights and remedies with respect to such Events of Default, or as an agreement by the Lender Group to make Revolving Loans or Term Loans, issue Letter of Credit Accommodations or otherwise extend credit to the Borrower now or in the future. Notwithstanding the foregoing, during the Forbearance Period (as defined below), the members of the Lender Group agree to continue to forbear from exercising their remedies solely with respect to the Specified Events of Default.

     (b) As used herein, Forbearance Period shall mean the period commencing on the Fourth Amendment Effective Date and continuing through the earliest to occur of:

     (i) May 31, 2003 (or such later date as the Lender Group may designate in writing in its sole discretion); and

     (ii) The occurrence of any Event of Default other than a Specified Event of Default or a Designated Event of Default.

     (c) The forbearance referenced herein is limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Credit Agreement (as it may from time to time be amended), and shall not, except as expressly set forth herein, operate as a waiver or an amendment of any right, power or remedy of the Lender Group, nor, as a consent to any further or other matter, under the Loan Documents. The members of the Lender Group continue to evaluate their response to the Specified Events of Default, and nothing contained in this Amendment is intended to or shall be construed as a waiver of any of their rights, remedies, and powers against Borrower, any Guarantor, or the Collateral, or as a waiver of any Default or Event of Default (other than the Designated Events of Default), whether specified herein or otherwise, and, subject to the Forbearance Period, the members of the Lender Group hereby reserve expressly all of their rights, remedies, and powers under the Credit Agreement and the other Loan Documents, at law, in equity, or otherwise, including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 8.01 of the Credit Agreement.

     6. OTHER AGREEMENTS OF BORROWER.

     (a) Borrower covenants and agrees that, on or before January 15, 2003, Borrower shall retain a crisis advisor who shall advise Borrower and its Subsidiaries regarding sales of assets, various cost reductions for Borrower and its Subsidiaries, and shall perform such other similar duties as the Lender Group shall reasonably require, and who shall be reasonably acceptable to the Lender Group; and

     (b) Borrower covenants and agrees that, on or before April 30, 2003, unless the action described in Section 4(c) above has been fully performed on or before such date, Borrower shall retain an investment banking firm who shall advise Borrower and its Subsidiaries regarding the sale of all Hops Grill and Bar Restaurants and all or substantially all other assets of Borrower and its Subsidiaries used in connection therewith, and that shall be acceptable to the Lender Group in its discretion.

     (c) Borrower hereby requests that the Lenders make a Revolving Loan in the amount of $879,151, the proceeds of which Revolving Loan shall be paid to Administrative Agent as a pre-payment of the Term Loans (in addition to all other pre-payments which are otherwise required to be made in respect of the Term Loans under the Credit Agreement).

     7. AGREEMENTS OF THE LENDER GROUP.

     (a) The Lender Group hereby agrees that it will consider in good faith proposals made by i dine Rewards Network ("Idine") with respect to an advance by Idine to Borrower which would result in the full performance of the action described in Section 4(c) above on or before April 27, 2002, in exchange for Borrower and the Guarantors granting a Lien on some or all of their fee simple interests in real property which is subordinated to Collateral Agent's Liens with respect to such real property on terms which are in form and substance satisfactory to Collateral Agent in its sole and absolute discretion. The foregoing to the contrary notwithstanding, each member of the Lender Group hereby reserves the right to reject any such proposal (or any other proposal) made by Idine which such member considers, in its discretion, to be unsatisfactory.

     (b) Administrative Agent agrees that it shall eliminate the reserve that it established pursuant to Section 2.01(b) with respect to federal income taxes owed by Borrower on the Closing Date, so long as each Agent receives such documents evidencing the full satisfaction of such federal income taxes as it shall reasonably require with respect thereto; provided, however, that
Administrative Agent expressly reserves the right to impose an additional reserve with respect any tax owed by Borrower or any of its Subsidiaries, or with respect to any other matter, to the extent permitted under the Credit Agreement or any other Loan Document.

     8. REPRESENTATIVES AND WARRANTIES. Borrower hereby represents and warrants to the Lender Group as follows:

     (a) Borrower has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan
Documents to which it is a party. The execution, delivery, and performance by Borrower of this Amendment and the performance by it of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority binding on Borrower, (B) the terms of Borrower's organizational documents, or (C) any provision of any contract or undertaking to which Borrower is a party or by which any of its properties may be bound or affected.

     (b) This Amendment has been duly executed and delivered by Borrower. This Amendment and each Loan Document to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors' rights and principles of equity applicable hereto.

     (c) No Default or Event of Default (other than the Designated Events of Default and the Specified Events of Default) has occurred and is continuing as of the date hereof.

     (d) The representations and warranties in the Credit Agreement as amended by this Amendment, and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

     9. CONDITIONS PRECEDENT TO AMENDMENT. The satisfaction of each of the following unless waived or deferred by the Required Lenders in their sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

     (a) Collateral Agent shall have received the reaffirmation and consent of each of the Guarantors in the form attached hereto as Exhibit A, duly executed and delivered, and in full force and effect.

     (b) The representations and warranties in the Credit Agreement as amended by this Amendment, and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

     (c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Lender Group.

     10. CONSTRUCTION. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws principles (other than any provisions thereof validating the choice of the laws of the State of New York as the governing law).

     11. ENTIRE AMENDMENT. This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

     12. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

     13. AMENDMENTS. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

     14. MISCELLANEOUS

     (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

     (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Credit Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

     (c) The Lender Group hereby reserves all remedies, powers, rights, and privileges that the Lender Group may have under the Credit Agreement or the other Loan Documents, at law (including under the Code), in equity, or otherwise; and, except as expressly set forth herein, all terms, conditions, and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and nothing herein shall operate as a consent to or a waiver, amendment, or forbearance in respect of any other matter (including any Event of Default other than the Designated Events of Default, whether presently existing or subsequently occurring) or any other right, power, or remedy of the Lender Group under the Credit Agreement and the other Loan
Documents. No delay on the part of the Lender Group in the exercise of any remedy, power, right or privilege shall impair such remedy, power, right, or privilege or be construed to be a waiver of any default, nor shall any partial exercise of any such remedy, power, right or privilege preclude further exercise thereof or of any other remedy, power, right or privilege.

     (d) The Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects. Borrower acknowledges and agrees that (i) the Obligations are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, and (ii) the Obligations are due and payable in full and Borrower is presently obligated to pay all of its Obligations in accordance with the terms of the Loan Documents, all without any further demand, notice or claim.

     (e) To the extent permitted by law, Borrower acknowledges and agrees with the Lender Group that (i) Borrower does not have any claim or cause of action against any member of the Lender Group (or any such member's directors, officers, employees, agents, affiliates or attorneys), (ii) Borrower does not have any offset right, counterclaim or defense of any kind against any Obligations, and (iii) each of the members of the Lender Group has heretofore properly performed and satisfied in a timely manner all of such member's obligations to Borrower. To the extent permitted by law, in the event that Borrower has any such claim, cause of action, counterclaim, defense, or other right, Borrower hereby waives, and releases each member of the Lender Group from any such claim, cause of action, counterclaim, defense, or other right.

     (f) This Amendment is a Loan Document. Any breach of any agreement, covenant, representation or warranty made pursuant to Sections 5 or 6 hereof shall constitute an immediate Event of Default under the Credit Agreement.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.


                                          BORROWER:
                                          --------

                                          AVADO BRANDS, INC.,
                                          a Georgia corporation

                                          By:________________________
                                          Name:______________________
                                          Title:_____________________


                                          COLLATERAL AGENT:
                                          ----------------

                                          ABLECO FINANCE LLC,
                                          a Delaware limited liability company
                                          as Collateral Agent

                                          By:________________________
                                          Name:______________________
                                          Title:_____________________


                                          ADMINISTRATIVE AGENT:
                                          --------------------

                                          FOOTHILL CAPITAL CORPORATION,
                                          a California corporation,
                                          as Administrative Agent

                                          By:________________________
                                          Name:______________________
                                          Title:_____________________


                                          LENDERS:
                                          -------

                                          ABLECO FINANCE LLC,
                                          a  Delaware  limited  liability
                                          company,  for  itself  and its
                                          Affiliate assigns

                                          By:________________________
                                          Name:______________________
                                          Title:_____________________


                                          FOOTHILL CAPITAL CORPORATION,
                                          a California corporation

                                          By:________________________
                                          Name:______________________
                                          Title:_____________________


                                          REGIMENT CAPITAL II, L.P.,
                                          a Delaware limited partnership

                                          By:________________________
                                          Name:______________________
                                          Title: Its General Partner


                                          HCM/Z Special
                                          Opportunities LLC, (F/K/A
                                          HZ Special Opportunities
                                          LLC), a Cayman Islands
                                          limited liability company,

                                          By: Highbridge Capital Management, LLC
                                          Name:_______________________
                                          Title:______________________


     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2)of SEC Regulation S-K. By the filing of this form 8K, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.